  EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of TPCO Holding Corp. on Form S-8 (FILE No. 333- 260978) of our report dated March 31, 2022, with respect to our audit of the consolidated financial statements of TPCO Holding Corp. as of December 31, 2021 and for the year ended December 31, 2021, which report is included in this Annual Report on Form 10-K of TPCO Holding Corp. for the year ended December 31, 2022.

/s/ MNP LLP

April 3, 2023 Toronto, Canada	Chartered Professional Accountants Licensed Public Accountants